                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): April 10, 1998
                                                         --------------


                        Commission file number 2-76555
                                               -------


                       COMMERCE SECURITY BANCORP, INC.
                       -------------------------------
           (Exact name of registrant as specified in its charter)


                 Delaware                              33-0720548
                 --------                              ----------
       (State or other jurisdiction of             (I.R.S. Employer or
       incorporation or organization)               Identification No.)


    24012 Calle de la Plata, Suite 150, Laguna Hills, California     92653
    ------------------------------------------------------------     -----
           (Address of principal executive offices)                (Zip Code)



                                (714) 699-4344
                                --------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     Set forth below is a description of (i) the outstanding securities of Commerce Security Bancorp, Inc. ("CSBI" or the "Company"), including the Company's Common Stock, Series B Preferred Stock, 1986 Debentures and the Junior Subordinated Debentures (each as defined below), and (ii) the outstanding securities of CSBI Capital Trust I, a Delaware statutory business trust (the "Trust"), including the Trust's Common Securities and Capital Securities (each as defined below, and collectively referred to herein as the "Trust Securities"). The Company is the owner of all of the Trust's Common Securities.

                         DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the Common Stock and the Preferred Stock of the Company does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of and the Company's Amended and Restated Certificate of Incorporation, which is hereby incorporated by reference to the Company's Current Report on Form 8-K dated July 11, 1997.

COMMON STOCK

     GENERALLY. The Common Stock of the Company consists of four classes, each having a par value of $.01 per share: Voting Special Common Stock, Non-Voting Special Common Stock, Class B Common Stock and Class C Common Stock. The Voting Special Common Stock and Non-Voting Special Common Stock are referred to collectively as the "Special Common Stock." The Class B Common Stock and Class C Common Stock are referred to collectively as the "Regular Common Stock." The Voting Special Common Stock and Class B Common Stock are referred to collectively as the "Voting Common Stock." The powers, preferences and rights of each of the classes of Common Stock are summarized below.

     SPECIAL COMMON STOCK.   The Special Common Stock is entitled to a
liquidation preference over the Regular Common Stock, entitling the holders of Special Common Stock to payment, in any liquidation of the Company (including any merger, reorganization or other transaction which constitutes a change in control of the Company, as set forth in the Certificate of Incorporation, and in which the holders of the Common Stock are entitled to receive consideration on account of their shares), of $4.81 per share before the holders of the Regular Common Stock may receive any payment. After the holders of both the Special Common Stock and the Regular Common Stock have received $4.81 per share, each share of Special Common Stock and Regular Common Stock will participate equally in any remaining consideration available to holders of Common Stock.

     The Special Common Stock is convertible into Regular Common Stock at any time at the election of the holder, and is mandatorily convertible into Regular Common Stock upon the


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consummation of a Qualified Offering.  As used herein, a "Qualified Offering"
means the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Class B Common Stock to the public at an offering price per share of at least 200% of the Initial Purchase Price (as hereinafter defined), in which offering either (x) the aggregate offering price of the shares sold by the Company is not less than $25 million, or (y) the aggregate offering price of all shares sold in the offering, including those sold by the Company and those sold by other stockholders, is not less than $30 million of which the aggregate offering price of the shares sold by the Company is not less than $20 million. For purposes of this definition, the "Initial Purchase Price" means $4.81 per share, as adjusted for any stock split, stock dividend or other similar distribution on the Class B Common Stock.

     Except with respect to the issuance of additional capital stock senior to or pari passu with the Special Common Stock in liquidation preference or senior to the Special Common Stock in redemption rights, and amendments to the Company's Certificate of Incorporation that adversely affect the rights of the Special Common Stock (in each of which cases the Special Common Stock has separate voting rights), the Voting Special Common Stock and the Class B Common Stock are entitled to vote together as a single class on all matters with respect to which holders of common stock are entitled to vote under the Delaware General Corporation Law (the "DGCL"). The holders of the Non-Voting Special Common Stock are not entitled to vote with respect to any matter, excepting only (i) those matters described in the immediately preceding sentence as to which the Special Common Stock votes as a separate class, and
(ii) any other amendment of the Company's Certificate of Incorporation adversely affecting the Non-Voting Special Common Stock.

     In all other respects the Special Common Stock is identical to the Regular Common Stock.

     REGULAR COMMON STOCK, AND RIGHTS SHARED BY ALL COMMON STOCK. The Class B Common Stock has rights, powers and preferences comparable to shares of common stock generally under the DGCL, including the following:

     DIVIDENDS. Except as limited by the terms of the Series B Preferred Stock or any other series of Preferred Stock that may hereafter be issued, and by the terms of the Junior Subordinated Debentures (which prohibits dividends on the Common Stock during any Extension Period (as defined herein)), the Company may pay dividends on the Common Stock as declared from time to time by its Board of Directors out of funds legally available therefor. See "Junior Subordinated Debentures" below. With certain exceptions, a Delaware corporation (such as the Company) may pay dividends only out of (i) its surplus (as defined under the DGCL), or (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding year. The Company's principal source of cash flow for the payment of dividends will be dividends from

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its banking subsidiary, Eldorado Bank (the "Bank"), which is subject to substantial regulatory restrictions on the payment of dividends.

     VOTING RIGHTS. Except as is provided with respect to the Series B Preferred Stock or as may be provided with respect to any other series of Preferred Stock that may hereafter be issued, the holders of the Voting Common Stock possess exclusive voting rights. The Class C Common Stock is not entitled to vote in any matter, excepting only amendments to the Company's Certificate of Incorporation adversely affecting the rights of the Class C Common Stock. Each holder of Voting Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders are not permitted to cumulate votes in elections of directors.

     LIQUIDATION. Subject to any prior rights that may be granted to the holders of any shares of Preferred Stock that may be outstanding as of the applicable time, and the preferential rights of the Special Common Stock over the Regular Common Stock discussed above, in the event of any liquidation, dissolution or winding up of the Company, the holders of the Common Stock would be entitled to receive, after payment of all debts and liabilities of the Company (including all deposit accounts and accrued interest thereon and including the Junior Subordinated Debentures), all assets of the Company that are available for distribution.

PREFERRED STOCK

     SERIES B PREFERRED STOCK. The Series B Preferred Stock constitutes non-voting, non-participating, non-cumulative perpetual preferred stock. It has a liquidation preference of $100 per share (the "Series B Liquidation Value"). The terms of the Series B Preferred Stock provide that the holders will be paid a quarterly cash dividend at a rate of 11.0% per annum, although a failure of the Company to declare and pay such dividend in cash does not, except under the limited circumstances described below, give rise to any liability by the Company. However, certain other rights accrue to the holders of the Series B Preferred Stock if quarterly dividends thereon are not paid in full in cash, as discussed below, thereby giving the Company certain economic incentives to pay such cash dividends.

     If or to the extent dividends are not paid in cash on the Series B Preferred Stock, the Company is obligated (subject to certain limitations) to issue shares of Regular Common Stock (so-called pay-in-equity shares or "PIE Shares") based on a formula that results in an effective yield of 14.0% per annum on the Series B Preferred Stock. The number of PIE Shares that the Company is authorized to issue is limited, such that the Company can issue PIE Shares in lieu of paying cash dividends on the Series B Preferred Stock for an aggregate of approximately 12 calendar quarters. If the Company exhausts all PIE Shares that it is authorized to issue, the Company will be legally obligated to pay all subsequent dividends on the Series B Preferred Stock in cash, excepting only if the Company's financial condition falls below certain thresholds or if

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it is legally prohibited from doing so (or if comparable impediments exist with respect to the Company's banking subsidiary).

     The Series B Preferred Stock is not currently convertible into Common Stock, but upon the sixth quarter (whether or not consecutive) with respect to which the Company fails to pay dividends on the Series B Preferred Stock in full in cash, the Series B Preferred Stock will become convertible into Regular Common Stock at a price of $4.00 per share (valuing the Series B Preferred Stock at its Redemption Price (as defined herein)). Further, the Series B Preferred Stock will become convertible into Regular Common Stock, also at $4.00 per share, upon the earlier of a change in control of the Company or June 6, 2002.

     The Series B Preferred Stock is redeemable at the election of the Company, at any time and in whole or in part, except that any redemption after the Series B has become convertible into Regular Common Stock must be in whole. Any such redemption will be at a price (the "Series B Redemption Price") of 103% of the Series B Liquidation Value plus accrued and unpaid dividends for the calendar quarter in which the redemption is effected.

     The holders of the Series B Preferred Stock are entitled to certain limited voting rights, including a requirement that the Company obtain the approval of the holders of two-thirds of the shares of Series B Preferred Stock prior to (i) a payment of cash dividends to the holders of the Common Stock if certain financial criteria are not met, (ii) any redemption of Common Stock (subject to limited exceptions), (iii) any issuance of Preferred Stock senior to or pari passu with the Series B Preferred Stock or debt securities (other than the Junior Subordinated Debentures) to a trust or other financing entity in connection with such entity's issuance of securities comparable to the Capital Securities, or (iv) any incurrence of Indebtedness (as defined herein) in excess of certain limits. As used herein, "Indebtedness" means, whether recourse as to all or a portion of the assets of the Company and whether or not contingent: (t) every obligation of the Company for money borrowed; (u) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (v) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (w) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (x) every capital lease obligation of the Company; (y) every obligation of the type referred to in clauses (t) through (x) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; and (z) all indebtedness of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements.

     OTHER SERIES OF PREFERRED STOCK. The Company's Board of Directors has the authority to determine the powers, rights and preferences of any other series of Preferred Stock issued by the Company without the approval of the holders of Common Stock, at the time of the issuance, which may include, among other things, rights in liquidation, rights to participating dividends, voting rights and rights to convert to Common Stock. As noted above, however, the Company may not issue any additional shares of Preferred Stock having a liquidation preference senior to the Series B Preferred Stock without the consent of two-thirds of the then-outstanding shares of Series B Preferred Stock, and as also noted above, the Company may not issue any additional shares of Preferred Stock having a liquidation preference senior to or pari passu with the Special Common Stock without the consent of two-thirds of the then-outstanding shares of Special Common Stock.


                       DESCRIPTION OF CAPITAL SECURITIES

THE TRUST

     CSBI Capital Trust I (the "Trust") is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust (the "Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Trust's outstanding securities consist entirely of its Common Securities, all of which are owned by the Company (the "Common Securities"), and its 11 3/4% Subordinated Convertible Capital Income Securities, Series A (the "Capital Securities"). The Company holds Common Securities in an aggregate Liquidation Amount of at least 3% of the Trust's total capital. The Capital Securities and the Common Securities are referred to collectively as the "Trust Securities." The Trust used all the proceeds derived from the issuance of the Trust Securities to purchase the Junior Subordinated Debentures, and accordingly the assets of the Trust consist solely of the Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration and as of December 31, 1997, there are five trustees (the "Trustees") for the Trust. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of, or who are affiliated with, the Company. The fourth Trustee must be an entity that maintains its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law (the "Delaware Trustee"). As of December 31, 1997, Wilmington Trust Company serves as Delaware Trustee and will so serve until removed or replaced by the holder of the Common Securities. The fifth Trustee under the Declaration must be a financial institution that is unaffiliated with the Company (the "Property Trustee"). Wilmington Trust Company currently serves as the Property Trustee and will so serve until

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removed or replaced by the holder of the Common Securities.  Wilmington Trust
Company will also act as trustee under the Guarantee (the "Guarantee
Trustee").

     Pursuant to the Declaration, the Property Trustee holds title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities, and has the power to exercise all rights, powers and privileges with respect to the Junior Subordinated Debentures under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, unless the Property Trustee has appointed the Company or a third party to act as paying agent with respect to the Distributions (as defined herein) due on the Trust Securities (which appointment of the Company must be terminated upon the demand of the holders of a majority in Liquidation Amount (as defined herein) of the Trust Securities), the Property Trustee will also maintain exclusive control of a segregated bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities.

     The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that (i) there are at least three Trustees, and (ii) at least one Trustee is a Delaware Trustee, at least one Trustee is a Property Trustee and at least one Trustee is a Regular Trustee.

     The Company has agreed in the Indenture to pay, as borrower, all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust), and is responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities).

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the terms of which are incorporated therein by reference. The Declaration and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

GENERAL

     The Regular Trustees, on behalf of the Trust, have issued the Capital Securities and the Common Securities pursuant to the terms of the Declaration. The Capital Securities represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, which is incorporated herein by reference to the Company's Current Report on Form 8-K dated July 10, 1997, and to the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference.

     The Capital Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities" below. Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee has been executed by the Company for the benefit of the holders of the Capital Securities, and is a guarantee on a subordinated basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of the Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

DISTRIBUTIONS

     Distributions on each Capital Security are payable at an annual rate of 11 3/4% of the Liquidation Amount of the Capital Securities (collectively, the "Distributions"), payable quarterly in arrears on the 30th day of March, June, September and December of each year, commencing on June 30, 1997. The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust

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available for distribution to holders of its Capital Securities is limited to payments under the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities.
See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

DEFERRAL OF DISTRIBUTIONS

     The Company has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. As a consequence of any such extension, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Such deferred Distributions will accumulate and compound quarterly to the extent permitted by applicable law at the rate of 11 3/4% per annum from the relevant payment date for such Distributions. The term "Distributions" as used herein includes any such compounded amounts unless the context otherwise requires. The terms of the Junior Subordinated Debentures prohibit the Company from taking certain actions during an Extension Period, such as making distributions in cash to holders of securities ranking junior to the Capital Securities. See "Description of the Junior Subordinated Debentures."

     Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period, the Company is obligated to pay the full amount of interest on the Junior Subordinated Debentures that has been accrued and not paid. Provided that the Company has paid such accrued and unpaid interest to the Trust, upon the termination of any Extension Period the Trust will pay to the holders of Trust Securities the amount of all Distributions that were accrued and not paid during such Extension Period. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and all amounts then due on any current Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

REDEMPTION

     REDEMPTION AT OPTION OF COMPANY OR UPON STATED MATURITY. Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to June 6, 2007. On and after June 6, 2007, the Capital Securities will be redeemed (an "Optional Redemption") if and to the

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extent that the Company redeems the Junior Subordinated Debentures (in whole or in part) or upon the repayment of the Junior Subordinated Debentures at Stated Maturity. The price at which the Capital Securities would be so redeemed will include an allocable portion of an Optional Redemption Premium (as defined herein) payable under the terms of the Junior Subordinated Debentures if the redemption is effected before June 6, 2017. See "Description of the Junior Subordinated Debentures." Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided by the terms of the Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Capital Securities and Common Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption (the "Redemption Date"). If less than the full principal amount of the Junior Subordinated Debentures is to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated pro rata among all Trust Securities then outstanding.

     SPECIAL REDEMPTION UPON OCCURRENCE OF SPECIAL EVENT. If a Regulatory Capital Event, Tax Event or Investment Company Event (each, a "Special Event") shall occur and be continuing, the Company has the right, subject to the receipt of any necessary prior approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve"), to either (i) redeem the Junior Subordinated Debentures (a "Special Redemption") at the Special Redemption Price (as defined herein; see "Description of the Junior Subordinated Debentures --Redemption") and thereby cause a mandatory redemption of the Capital Securities before, as well as on or after, June 6, 2007, or (ii) to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. Any such Special Redemption may be in whole or in part, except that no partial Special Redemption may be effected which leaves outstanding less than $15,000,000 in aggregate principal amount of the Junior Subordinated Debentures.

     If, upon the occurrence of a Special Event, the Company does not redeem the Junior Subordinated Debentures in full or distribute the Junior Subordinated Debentures to the holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures, whether at their Stated Maturity or earlier redemption. The Indenture provides, however, that if as a consequence of a Tax Event, the Trust has become subject to any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) ("Additional Taxes"), the Company will be obligated to pay such Additional Taxes to which the Trust has become subject.

     The term "Regulatory Capital Event" means the Company's delivery of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat all or any material portion of the investment represented by the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the federal bank regulatory agency(ies) then having jurisdiction over the Company.

     The term "Tax Event" means the receipt by the Trust of an opinion of counsel with a recognized tax practice, or an opinion of a nationally recognized accounting firm, to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision, agency or authority thereof, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     The term "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

     REDEMPTION PROCEDURES. Capital Securities redeemed on each Redemption Date (whether pursuant to an Optional Redemption or a Special Redemption) shall be redeemed at the redemption price in respect of the Junior Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "-- Subordination of Common Securities." Notice of any redemption must be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address.

     If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     The Trust may not redeem fewer than all of the outstanding Capital Securities in an Optional Redemption or a Special Redemption unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     ACQUISITION OF CAPITAL SECURITIES BY THE COMPANY. Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Trust Securities shall be made pro rata based on the Liquidation Amount of such Trust Securities; provided, however, that if, on any Distribution Date or Redemption Date, an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or for which payment shall have been provided. All funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Declaration, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the Junior Subordinated Debentures; (ii) the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities following the election by the Company, as sponsor, to dissolve the Trust;
(iii) certain events of bankruptcy, dissolution or liquidation of the Company; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

     If an early dissolution occurs as described in clause (ii), (iii), or
(iv) of the immediately preceding paragraph, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

TRUST ENFORCEMENT EVENTS

     An Indenture Event of Default constitutes a "Trust Enforcement Event" under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee as the holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may, to the extent permissible under applicable law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Junior Subordinated Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of such payment on Junior Subordinated Debentures (a "Direct Action") having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as described below and under "Description of the Guarantee" and as otherwise required by law and the Declaration, the holders of the Capital Securities have no voting rights.

     So long as the Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of the Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities.

     The Declaration may be amended from time to time by the Company and a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that are not inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the

Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may be amended by the Company and a majority of the Regular Trustees with (i) the consent of holders representing not less than a majority in Liquidation Amount of the outstanding Capital Securities and Common Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided, that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     The Company, as borrower, has agreed in the Indenture to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Trust might become subject so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses will be equal to the amounts the Trust and the Property Trustee would have received had such costs or expenses been incurred by or imposed on the Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person or entity to which any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has been authorized to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities. The Trust may not borrow money, issue debt, or mortgage or pledge any of its assets.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures were issued to the Property Trustee as of June 6, 1997. The Junior Subordinated Debentures are subject to the terms of the Junior Subordinated Indenture (the "Indenture") between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Debentures and Indenture themselves, which are incorporated herein by reference to the Company's Current Report on Form 8-K dated July 10, 1997.

GENERAL

     The Trust has invested the full proceeds of the issuance of the Trust Securities in Junior Subordinated Debentures issued by the Company. The current principal amount of the Junior Subordinated Debentures, $28,513,000, is equal to the current aggregate Liquidation Amount of the Trust Securities. The Junior Subordinated Debentures bear interest at an annual rate of 11 3/4%, payable quarterly in arrears on the 30th day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing June 30, 1997, to the person in whose name the Junior Subordinated Debentures are registered, subject to certain exceptions, as of the close of business on the fifteenth day of the month of the relevant Interest Payment Date.

It is anticipated that, until the liquidation, if any, of the Trust, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate of 11 3/4% per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable.

     The Junior Subordinated Debentures will mature on June 6, 2027 (the "Stated Maturity").

     The Junior Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Indebtedness (as defined herein) of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination." The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate of 11 3/4% per annum, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of the Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as original issue discount) for United States federal income tax purposes prior to the receipt of the cash related to such interest income.

     During any such Extension Period, the Company may not, and may not permit any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to Junior Subordinated Debentures (other than (a) dividends, distributions or other payments in common stock of the Company,
(b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans, or (e) Permitted Redemptions of the Company's common stock). As defined in the Indenture, a Permitted Redemption means a redemption of Class B Common Stock of the Company from any person that (x) owns less than 1% of the then-outstanding shares of the Company's Class B Common Stock and
(y) is not then, and has not been within the 12 months preceding such date, an officer or director of the Company; provided that a redemption or repurchase of Class B Common Stock will not constitute a Permitted Redemption if the cumulative amount of all Permitted Redemptions (through and including the proposed redemption) exceeds $2.5 million.

     Whether or not an Extension Period is then in effect, the Company is not required to obtain the consent of either the holder of the Junior Subordinated Debentures or the holders of the Capital Securities prior to any merger or reorganization to which the Company is a party or prior to any sale of assets by the Company; provided, however, that the Indenture requires that the resulting entity of any such merger or reorganization or any acquiror of the assets of the Company substantially as an entirety must expressly assume the Company's obligations under the Junior Subordinated Debentures and the Indenture. See "-- Consolidation, Merger, Sale of Assets and Other Transactions by the Company."

     Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid together with all amounts then due on any current Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give notice of its election to initiate an Extension Period at least one Business Day prior to the record date applicable to the then-current Interest Payment Period. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Trust Securities.

REDEMPTION

     OPTIONAL REDEMPTION. The Junior Subordinated Debentures are not redeemable prior to June 6, 2007 unless a Special Event has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Federal Reserve, on or after June 6, 2007 in whole or in part, at the redemption prices set forth below (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on June 6 of the years indicated below:

     2007 . . . . . . . . . . . . . . . . . . . . . . . .  105.875%
     2008 . . . . . . . . . . . . . . . . . . . . . . . .  105.288%
     2009 . . . . . . . . . . . . . . . . . . . . . . . .  104.700%
     2010 . . . . . . . . . . . . . . . . . . . . . . . .  104.113%
     2011 . . . . . . . . . . . . . . . . . . . . . . . .  103.525%
     2012 . . . . . . . . . . . . . . . . . . . . . . . .  102.938%
     2013 . . . . . . . . . . . . . . . . . . . . . . . .  102.350%
     2014 . . . . . . . . . . . . . . . . . . . . . . . .  101.763%
     2015 . . . . . . . . . . . . . . . . . . . . . . . .  101.175%
     2016 . . . . . . . . . . . . . . . . . . . . . . . .  100.588%

On or after June 6, 2017, the redemption price will be 100%, plus accrued and unpaid interest, if any, to the date of redemption.

     SPECIAL REDEMPTION. The Junior Subordinated Debentures are also redeemable at any time, subject to any necessary prior approval of the Federal Reserve, in whole or in part (provided, however, that no such partial redemption shall be effected that leaves outstanding less than $15,000,000 in aggregate principal amount of the Junior Subordinated Debentures), following the occurrence of a Special Event, at a redemption price (the "Special Redemption Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined herein), the sum of the present values of the principal amount and premium payable with respect to an Optional Redemption effected on June 6, 2007, together with scheduled payments of interest accruing from the date of the Special Redemption to such date (the "Remaining Life"), discounted to the date of the Special Redemption on a quarterly basis (assuming a 360-day year consisting of 30-day months) at a rate equal to the Special Redemption Discount Rate, plus, in each case, accrued interest thereon to the date of prepayment.

     The "Special Redemption Discount Rate" means, with respect to any Special Redemption, a rate determined by the Quotation Agent equal to the Treasury Rate as of the third Business Day prior to the applicable Redemption Date, plus (i) if the Redemption Date is on or before June 6, 1998, 4.75% (475 basis points), or (ii) if the Redemption Date is after June 6, 1998, 4.00% (400 basis points).

     "Treasury Rate" means the yield to maturity under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the United States Treasury security of the maturity nearest the Remaining Life (or, if no maturity is within three months before or after the Remaining Life, yields for the two maturities most closely corresponding to the Remaining Life, interpolated or extrapolated as stated above), as determined by the Quotation Agent. "Quotation Agent" means a primary dealer in U.S. Government securities reasonably designated by the Company.

     If the Junior Subordinated Debentures are redeemed, the Trust must redeem Capital Securities and Common Securities, on a pro rata basis, having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed. See "Description of the Capital Securities -- Redemption." Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

CERTAIN COVENANTS OF THE COMPANY

     The Company has covenanted in the Indenture that, if and so long as the Trust is the holder of all the Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities).

     The Company has also covenanted in the Indenture that neither the Company nor any of its subsidiaries will take any of the actions that are prohibited to the Company and its subsidiaries under the Indenture during an Extension Period (see "-- Option to Extend Interest Payment Period") if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (x) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to the Junior Subordinated Debentures and (y) in respect of which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder are and will be subordinated to and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of the Junior Subordinated Debentures (including the Property Trustee on behalf of the holders of Trust Securities) will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Indebtedness will not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business. No cash payments on account of principal of or interest, if any, on the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to the Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     In the event of the acceleration of the maturity of the Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holder of such Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on such Junior Subordinated Debentures; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     No payments on account of principal of, or premium or interest on, the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent: (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, including, without limitation, the 1986 Debentures; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
(v) every capital lease obligation of the Company; (vi) all indebtedness of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided, however, that Senior Indebtedness does not include obligations referred to in clauses (i) through (vii) that, (a) by their terms, are expressly stated to rank pari passu in right of payment with, or to be not superior in right of payment to, the Junior Subordinated Debentures, (b) when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, were without recourse to the Company, (c) consist of obligations of the Company to any of its subsidiaries, (d) consist of obligations to any employee of the Company, or
(e) consist of obligations in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

         (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

       (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Company from the

     Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of all outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of all outstanding Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures then outstanding, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holders of each outstanding Junior Subordinated Debenture, and should the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS BY THE COMPANY

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) if the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee;
(iv) any such lease shall provide that it will remain in effect so long as any Junior Subordinated Debentures are outstanding; and (v) certain other conditions as prescribed in the Indenture are met.

MODIFICATION OF INDENTURE

     From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debentures so affected, (i) change the stated maturity of any Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of the Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture. Notwithstanding the foregoing, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of the Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holder(s) of the Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, such opinion shall be accompanied by a private letter ruling to the effect received by the Company from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of Delaware.


                          DESCRIPTION OF THE GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Capital Securities. By its terms, the Guarantee operates for the benefit of the holders from time to time of such Capital Securities. Wilmington Trust Company currently acts as trustee (the "Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, a copy of which will be provided to any beneficial owner or prospective purchaser of Capital Securities upon request to the Company.

GENERAL

     The Company has irrevocably and unconditionally agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment, to the extent the Trust has funds available therefor, and
(b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee, on a subordinated basis as described herein, of the Trust's obligations under the Capital Securities but will apply only to the extent that the Trust has sufficient funds available to make such payments. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor.

RANKING AND STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company, ranking subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness or other debt that may be incurred by the Company.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate Liquidation Amount of the Capital Securities have the right to initiate and conduct any proceeding for any remedy available to the Guarantee Trustee under the Guarantee or to direct the exercise of any trust or power conferred on the Guarantee Trustee or any other person or entity.

     In the event the Company fails to make a Guarantee Payment, any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person.

     The Company, as guarantor, is obligated to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with the conditions and covenants applicable to it in the Guarantee.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of Delaware.

                         DESCRIPTION OF 1986 DEBENTURES

     As of December 31, 1997, the Company had outstanding approximately $537,000 in principal amount of Mandatory Convertible Debentures (the "1986 Debentures"). The 1986 Debentures rank senior to the Junior Subordinated Debentures, and constitute "Senior Indebtedness" as defined in the Indenture relating to the Junior Subordinated Debentures. The 1986 Debentures constitute "Equity Contract Notes" and are included in Tier 2 capital for regulatory purposes. See "Description of Capital Securities" and "Description of Junior Subordinated Debentures." The Company gave notice of its intent to redeem the 1986 Debentures prior to their maturity on March 30, 1998 and such redemption occurred on March 27, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COMMERCE SECURITY BANCORP, INC.


April 10, 1998                     By:  /s/ Curt A. Christianssen
                                      -----------------------------------------
                                        Curt A. Christianssen
                                        Senior Vice President
                                        Chief Financial Officer